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                                                                     Exhibit (d)

                                POWER OF ATTORNEY

     I, Lawrence Sosnow, hereby appoint Leonard Chazen, of Howard, Darby & Levin, as true and lawful attorney-in-fact and agent, with full capacity to execute on my behalf a Statement on Schedule 13D relating to shares of common stock, par value $.01 per share, of Maxicare Health Plans, Inc., granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or advisable to be done related thereto, as full to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

                                                   /s/ Lawrence Sosnow
                                                  ______________________
                                                       Lawrence Sosnow

Date:  April 9, 1998

STATE OF NEW YORK  )
                   )  ss.:
COUNTY OF NEW YORK )

     On April 9, 1998, before me personally came Lawrence Sosnow, to me known, and known to me to be the individual described in, and who executed the foregoing instrument, and he acknowledged to me that he executed the same.


      [SEAL]                                             Martin Goldberg
                                                     ------------------------
                                                          Notary Public